UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2005

CORGENTECH INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50573 (Commission File Number)	77-0503399 (IRS Employer Identification No.)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2005 Corgentech Inc. and Avecia Limited amended their Manufacturing Agreement, dated December 27, 2004 (the “Agreement”), for the manufacture of: (a) E2F single strand intermediates, (b) NF-kB Decoy single strand intermediates and hybridized duplex products, and (c) HIF-Decoy single strand intermediates. The Agreement does not provide for the production of material for commercial sale. The amendment extended by one month the period during which Avecia would manufacture certain materials for an additional payment by Corgentech of $1.55 million plus reimbursement for raw materials.  The Agreement was previously amended on March 4, 2005 to specify the amount of reimbursement to be paid by Corgentech for previously used raw materials.   Both amendments will be filed as exhibits to Corgentech Inc.’s Quarterly Report on Form 10-Q for the three months ending March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2005	CORGENTECH INC.

	By:	/s/ Patrick A. Broderick
Patrick A. Broderick
Vice President and General Counsel